CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-14 of our report dated February 24, 2020, relating to the financial statements and financial highlights of First Trust Developed Markets ex-US AlphaDEX® Fund (“FDT”), a series of First Trust Exchange-Traded AlphaDEX® Fund II, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Additional Information about FAUS, FCAN, FHK, FKO and FDT” in the Proxy Statement/Prospectus, “Financial Statements” in the Statement of Additional Information, “Financial Highlights” in the First Trust Australia AlphaDEX® Fund (“FAUS”), First Trust Canada AlphaDEX® Fund (“FCAN”), First Trust Hong Kong AlphaDEX® Fund (“FHK”), and First Trust South Korea AlphaDEX® Fund (“FKO”) Prospectuses, “Additional Information”, “Miscellaneous Information” and “Financial Statements” in the FKO, FCAN, FAUS and FHK Statements of Additional Information, “Financial Highlights” in the FDT Prospectus, “Additional Information”, “Miscellaneous Information” and “Financial Statements” in the FDT Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 30, 2020